EXHIBIT 2.D.

                                POWER OF ATTORNEY
                                -----------------

        I, Lee R. Goldenberg, hereby grant to my father, David M. Goldenberg, a limited power of attorney to continue to manage on my behalf all stock accounts and to negotiate stock certificates in my name, including the power to vote proxies to those stocks in my behalf, solely excepting account number 147-23592-12 007 had with Smith Barney Shearson.


        Dated this 23rd day of November, 1993.


                                            /s/ Lee R. Goldenberg
                                            --------------------------------
                                            Lee R. Goldenberg



        Sworn and subscribed to me on this 23rd day of November, 1993.


                                            /s/ David Feinsilver
                                            --------------------------------
                                            Notary Public




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